Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Legg Mason Special Investment Trust, Inc.:

         We consent to the incorporation by reference in this Post-Effective Amendement No. 17 to the Registration Statement of Legg Mason Special Investment Trust, Inc. (the "Trust") on Form N-1A (File No. 33-1271) of our report dated May 2, 1997 on our audit of the financial statements and financial highlights of the Trust which report is included in the Annual Report to Shareholders for the year ended March 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and "The Funds' Independent Accountants/Auditors" in the Statement of Additional Information.



                                       /s/Coopers & Lybrand, L.L.P.
                                       ---------------------------------
                                       COOPERS & LYBRAND, L.L.P.



Baltimore, Maryland
July 29, 1997